EXHIBIT 4.03

                   FORM OF CERTIFICATE FOR COMMON SHARES

[Front of Certificate]

COMMON STOCK

AMERICAN STATES WATER COMPANY

SHARES [Box for indicating number of shares]

See reverse for statements relating to rights, preferences, privileges and restrictions, if any.

CUSIP 029899 10 1

Incorporated under the laws of the State of Delaware.

This Certificate is transferable in the cities of Ridgefield Park, NJ or New York, NY.

[LOGO]

Fully paid and nonassessable shares of the Common Stock, no par value, of

AMERICAN STATES WATER COMPANY

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

["CERTIFICATE OF STOCK" is overlaid on the preceding paragraph]

WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

  /s/  McClellan Harris III
---------------------------
Secretary

[CORPORATE SEAL]

  /s/  Floyd E. Wicks
---------------------
President


Countersigned and registered: ChaseMellon Shareholder Services, L.L.C. Transfer Agent and Registrar

By:__________________
Authorized Signature



[Back of Certificate]

The Corporation is authorized to issue two classes of stock, Common Stock and Preferred Stock. The Board of Directors of the Corporation has the authority to fix the number of shares and the designation of any series of Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any unissued series of Preferred Stock.

A statement of the rights, preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and upon the holders thereof as established by the Articles of Incorporation of the Corporation and by any certificate of determination, and the number of shares constituting each class or series and the designations thereof, may be obtained by any shareholder of the Corporation upon written request and without charge from the Secretary of the Corporation at its corporate headquarters.

KEEP THIS CERTIFICATE IN A SAFE PLACE, IF IT IS LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT ______________________ Custodian _______________________
                         (cust)                           (minor)
                  under Uniform Gift to Minors Act _______________________
                                                          (state)

UNIF TRF MIN ACT  ________________ Custodian (until age     )
                    (cust)
                  under Uniform Transfers __________________________
                                                  (minor)
                  to Minors Act ____________________________________
                                           (state)


Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, _________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE [Box for indicating Social Security Number]

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 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
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Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
                                                                       Attorney
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to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
      ---------------------


                                          X
                                           -----------------------------------

                                          X
                                           -----------------------------------

The signature(s) to the assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed


By
   ------------------------

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program). Pursuant to SEC Rule 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (as the same may be amended from time to time, the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) or certain transferees of any subsequent holder, may be limited as provided in Section 7(f) of the Rights Agreement.

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